Exhibit 99.1

AERWINS Technologies Announces 1-For-100 Reverse Stock Split

LOS ANGELES, CA, March 28, 2024 – AERWINS Technologies Inc. (Nasdaq: AWIN) (“AERWINS” or “the Company”) today announced that the Company’s board of directors has resolved to effectuate a reverse stock split of AERWINS’s issued and outstanding common stock, par value $0.000001 per share (“Common Stock”) and has determined the ratio to be 1-for-100. AERWINS’s stockholders previously approved the reverse stock split and granted the board of directors the authority to determine the exact split ratio and when to proceed with the reverse stock split at the Company’s Annual Meeting of Stockholders held on November 20, 2023.

The reverse stock split will become effective at the market open on April 2, 2024, (“Effective Time”) and the Company’s Common Stock is expected to begin trading on a reverse stock split-adjusted basis on the Nasdaq Capital Market (“Nasdaq”) as of the open of trading on April 2, 2024, under the existing ticker symbol, “AWIN.” The reverse stock split is intended to increase the price per share of the Company’s Common Stock to allow the Company to demonstrate compliance with the $1.00 minimum bid price requirement for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5550(a)(2).

As of the Effective Time, every 100 shares of the Company’s issued and outstanding Common Stock will be combined into one issued and outstanding share of Common Stock. The par value per share of our Common Stock will remain unchanged at $0.000001. Proportional adjustments will be made to the number of shares of Common Stock issuable upon the exercise of the Company’s outstanding warrants, options and restricted stock units, and the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive plans. The total number of authorized shares of Common Stock and preferred stock will not be reduced and remain at 400,000,000 and 20,000,000 shares, respectively. No fractional shares will be issued as a result of the reverse stock split; rather, any fractional shares shall be rounded up to the next higher whole share.

The Company’s transfer agent, Continental Stock & Trust Company, will serve as the exchange agent for the reverse stock split. Registered stockholders holding pre-reverse stock split shares of Common Stock electronically in book-entry form are not required to take any action to receive post-reverse stock split shares. Those stockholders who hold their shares in brokerage accounts or in “street name” will have their positions automatically adjusted to reflect the reverse stock split, subject to each broker’s particular processes, and will not be required to take any action in connection with the reverse stock split.

Additional information about the reverse stock split can be found in AERWINS’s definitive proxy statement filed with the Securities and Exchange Commission on October 11, 2023, a copy of which is available at www.sec.gov.

About AERWINS Technologies Inc.

AERWINS Technologies Inc., through its U.S.-based subsidiary, is redesigning a single-seat optionally Manned Air Vehicle (“MAV” or “Manned Air Vehicle”). We aim to align this vehicle with the stringent requirements of the Federal Aviation Administration’s (“FAA”) Powered Ultra-Light Air Vehicle Category, setting a new standard for safe low-altitude manned flight.

For further information, please contact:

Kiran Sidhu

Chief Executive Officer

E: info@aerwins.us

T: +1 (702) 527-1270

www.aerwins.us

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements include risks and uncertainties, and important factors could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in AERWINS’ filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown uncertainties and other factors which are, in some cases, beyond AERWINS’ control and could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects AERWINS’ current views concerning future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. AERWINS assumes no obligation to publicly update or revise these forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available. The contents of any website referenced in this press release are not incorporated by reference herein.